UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2010

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 10, 2010, Churchill Downs Incorporated, a Kentucky corporation (“CDI”), entered into a definitive Purchase Agreement (the “Purchase Agreement”) with SWG Holdings, LLC, a Delaware limited liability company (“Seller”), and HCRH, LLC, a Delaware limited liability company and wholly owned subsidiary of CDI (“Buyer”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer will purchase all of the issued and outstanding membership interests of SW Gaming LLC, a Mississippi limited liability company (“SWG”), from Seller (the “Acquisition”). SWG owns and operates Harlow’s Casino Resort & Hotel in Washington County, Mississippi.

The Acquisition is valued at approximately $138 million, which CDI will pay in cash and is subject to certain post-closing working capital adjustments. Substantially all of the debt of SWG will be repaid at the closing of the Acquisition.

Seller has made customary representations, warranties and covenants in the Purchase Agreement with respect to itself, SWG and its operations, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Purchase Agreement and consummation of the Acquisition. CDI and Buyer have made certain representations, warranties and covenants in the Purchase Agreement with respect to their operations and business.

The Acquisition is also subject to customary closing conditions, including (i) the approval of the Acquisition by the Mississippi Gaming Commission and certain other governmental entities, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of litigation or injunctions prohibiting the transactions contemplated by the Purchase Agreement, (iv) the absence of the occurrence of a material adverse effect on SWG between the date of the Purchase Agreement and the closing of the Acquisition and (v) subject to certain materiality exceptions, the accuracy of the representations and warranties made by CDI and Seller, respectively, and compliance by CDI and Seller with their respective obligations under the Purchase Agreement. The Purchase Agreement also provides for certain termination rights for both CDI and Seller.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the entry by CDI and Buyer into the Purchase Agreement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Purchase Agreement, dated as of September 10, 2010, among Churchill Downs Incorporated, SWG Holdings, LLC and HCRH, LLC.

99.1	Press Release dated September 13, 2010 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

September 13, 2010	By:	/S/ REBECCA C. REED
Rebecca C. Reed
Senior Vice President and Secretary

EXHIBIT INDEX

10.1	Purchase Agreement, dated as of September 10, 2010, among Churchill Downs Incorporated, SWG Holdings, LLC and HCRH, LLC.

99.1	Press Release dated September 13, 2010 issued by Churchill Downs Incorporated.